As filed with the Securities and Exchange Commission on July 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AKANDA CORP.

(Exact name of registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Akanda Corp.
1a, 1b Learoyd Road
New Romney TN28 8XU, United Kingdom	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

AKANDA CORP. 2021 EQUITY INCENTIVE PLAN

(Full title of the plan)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(Name and address of agent for service)

1 (866) 925-9916

(Telephone number, including area code, of agent for service)

with a copy to:

Mark C. Lee

Rimon, P.C.

423 Washington Street, Suite 600

San Francisco, CA 94111

(916) 603-3444

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 140,746 common shares of Akanda Corp. (the “Registrant”) that were added to the shares authorized for issuance under the Akanda Corp. 2021 Equity Incentive Plan (the “Plan”) for which a Registration Statement on Form S-8 relating to the Plan is effective.

The Registrant effected a reverse stock split at a ratio of 1-for-10 shares on March 9, 2023. Every 10 shares of the Registrant’s issued and outstanding common shares were automatically converted into one issued and outstanding common share.

The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-264450) with the Securities and Exchange Commission (the “Commission”) on April 22, 2022 to register 4,980,618 (pre-reverse split) common shares that were authorized for issuance under the Plan, and a Registration Statement on Form S-8 (File No. 333-267976) on October 21, 2022 to register an additional 4,877,410 (pre-reverse split) common shares that were authorized for issuance under the Plan, of which 9,858,028 common shares of the Registrant have been issued under the Plan. Upon the effectiveness of this Registration Statement, an aggregate of 140,746 (post-reverse split) common shares of the Registrant will currently be registered and available for issuance from time to time under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-264450) filed with the Commission on April 22, 2022 and the Registration Statement on Form S-8 (File No. 333-267976) filed with the Commission on October 21, 2022 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier Registration Statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 20-F (File No. 001-41324) for the fiscal year ended December 31, 2022, filed with the Commission on May 2, 2023;

(b)	The Registrant’s Current Reports on Form 6-K (File No. 001-41324) dated April 26, 2022, May 2, 2022 (other than Exhibit 99.1), June 9, 2022, June 24, 2022 (other than Exhibit 99.1) July 5, 2022, July 6, 2022, July 13, 2022 (other than Exhibit 99.1), July 26, 2022, July 27, 2022, August 9, 2022, August 24, 2022, September 9, 2022 (other than Exhibit 99.1), September 14, 2022 (other than Exhibit 99.1), October 4, 2022, November 1, 2022, November 2, 2022, November 14, 2022, November 29, 2022, December 23, 2022 (other than Exhibit 99.1), February 7, 2023 (other than Exhibit 99.1), February 17, 2023 (other than Exhibit 99.1), March 8, 2023 (other than Exhibit 99.1), March 21, 2023, March 29, 2023, May 1, 2023 (other than Exhibit 99.1) and May 30, 2023 (other than Exhibit 99.1); and

(c)	The description of the Registrant’s common shares contained in the Registrant’s Form 8-A (File No. 001-41324) filed with the Commission on March 11, 2022 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of further updating such description.

All documents filed and to be filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement on Form S-8 (this “Registration Statement”) and, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective date of filing of such documents. The Registrant’s Exchange Act file number with the Commission is 001-41324. In addition, any Report on Form 6-K of the Registrant hereafter furnishes to the Commission pursuant to the Exchange Act shall be incorporated by reference into this Registration Statement if and to the extent provided in such document.

Item 8. Exhibits.

4.1	Articles of Incorporation of Akanda Corp (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-262436) filed on January 31, 2022).

4.2	Articles of Amendment of Akanda Corp. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-262436) filed on January 31, 2022).

4.3	Articles of Amendment of Akanda Corp. (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K (File No. 333-41324) filed on March 8, 2023).

4.4	Bylaws of Akanda Corp. (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333- 262436) filed on January 31, 2022).

5.1	Opinion of Gowlings WLG (filed herewith).

23.1	Consent of Green Growth CPAs (filed herewith).

23.2	Consent of Gowlings WLG (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

99.1	Akanda Corp. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S- 8 (File No. 333-264450) filed on April 22, 2022).

99.2	Form of Restricted Stock Unit Agreement under the Akanda Corp. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-267976) filed on October 21, 2022).

99.3	Form of Stock Option Award Agreement under the Akanda Corp. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-267976) filed on October 21, 2022).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, the United States, on July 14, 2023.

AKANDA CORP.

By:	/s/ Katie Field
Katie Field
Executive Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Katie Field as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Katie Field	Executive Director (Principal Executive Officer)
Katie Field		July 14, 2023

/s/ Shailesh Bhushan	Chief Financial Officer (Principal Financial and Accounting Officer)
Shailesh Bhushan		July 14, 2023

/s/ Harvinder Singh
Harvinder Singh	Director	July 14, 2023

/s/ Jatinder Dhaliwal
Jatinder Dhaliwal	Director	July 14, 2023

/s/ David Jenkins
David Jenkins	Director	July 14, 2023